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                                                                    EXHIBIT 99.4



                        CONEXANT SYSTEMS, INC. LETTERHEAD

                                                     November 6, 2002



Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts  01801
ATTENTION: Paul E. Vincent
           Chief Financial Officer


Gentlemen:

         Reference is made to the Tax Allocation Agreement (the "TAX ALLOCATION AGREEMENT") dated as of June 25, 2002 by and among Conexant Systems, Inc. ("CONEXANT"), Washington Sub, Inc. and Skyworks Solutions, Inc. (formerly known as Alpha Industries, Inc.) ("SKYWORKS"). This letter agreement (this "LETTER AGREEMENT") will confirm our understanding with respect to amendments to Section
3.02 and Schedule 3.02(b) of the Tax Allocation Agreement and the scope of any continuing indemnification by Skyworks for Distribution Taxes (as defined in the Tax Allocation Agreement). Capitalized terms used in this Letter Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Tax Allocation Agreement.

         1. Schedule 3.02(b) to the Tax Allocation Agreement (which defines an Alpha Tax Act) is hereby deleted and replaced in its entirety by the new Schedule 3.02(b) attached hereto and Section 3.02(c) of the Tax Allocation Agreement is hereby deleted and replaced in its entirety by the words "Intentionally Omitted".

         2. The first sentence of Section 3.02(e) of the Tax Allocation Agreement is amended to read as follows:

         "Notwithstanding the foregoing, an Alpha Tax Act shall not include any transaction or action specifically disclosed or specifically described in or contemplated by any of the Transaction Agreements, the Merger Agreement, the Stock Purchase Agreement, the Asset Purchase Agreements, the Refinancing Agreement between Conexant and Skyworks dated as of November 6, 2002 (the "Refinancing Agreement") or the First Amendment to the Financing Agreement among Conexant, Skyworks and the Skyworks Subsidiaries (as defined therein), dated as of November 6, 2002 (the "First Amendment to the Financing Agreement") (including the issuance of the Junior Notes, the Interim Convertible Notes, the



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         Senior Convertible Notes (each as defined in the Refinancing
         Agreement), or Skyworks common stock issued pursuant to the conversion thereof) or, except as specifically set forth in Schedule 3.01(b), any action taken on or prior to the Distribution Date. Notwithstanding anything to the contrary set forth in this Agreement or any other agreement to which Skyworks or any of its subsidiaries or affiliates is a party or by which any of their respective assets are bound, neither Skyworks nor any of its subsidiaries or affiliates shall be liable for any Distribution Taxes other than by reason of the occurrence of an Alpha Tax Act."

         3. The Tax Allocation Agreement shall be amended to include a definition of the "Amendment Date." The Amendment Date shall mean the date of consummation of the sale by Skyworks of the Junior Notes (as contemplated by and defined in the Refinancing Agreement).

         4. The amendments set forth herein shall be effective upon the effectiveness of the First Amendment to the Financing Agreement. Except as expressly provided herein, the Tax Allocation Agreement shall remain in full force and effect in accordance with its terms.

                  Please confirm your agreement with the foregoing by signing and returning the enclosed copy of this Letter Agreement to the attention of Dennis E. O'Reilly, Senior Vice President, General Counsel and Secretary, at facsimile (949) 483-9500, telephone (949) 483-3018.



                                         Very truly yours,

                                         CONEXANT SYSTEMS, INC.



                                         By: /s/ Balakrishnan S. Iyer
                                             ---------------------------

Acknowledged and Agreed:

SKYWORKS SOLUTIONS, INC.



By: /s/ David J. Aldrich
    ---------------------------